UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 9, 2006
INTERCHANGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-33261 (Commission File Number)	65-0908988 (IRS Employer Identification No.)
2821 E. Commercial Boulevard, Suite 201
Fort Lauderdale, FL 33308
(Address of principal executive offices)
Registrant’s telephone number, including area code: (954) 229-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Explanatory Note:

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective October 9, 2006, the Registrant completed a reverse split of its issued and outstanding common stock whereby each 100 shares of common stock, $.0001 par value per share, issued and outstanding to shareholders of record as of August 31, 2006, were changed into one fully paid and nonassessable share of common stock, $.0001 par value per share. Information regarding the stock split and instructions explaining how shareholders may exchange certificates was previously disclosed on a Schedule 14C Definitive Information Statement filed with the Commission on September 19, 2006.
     After completion of the reverse stock split, the Registrant has approximately 101,363 shares of Common Stock issued and outstanding and 872,664 shares of Series A Preferred Stock issued and outstanding. Holders of the Series A Preferred Stock are subject to certain anti-dilution rights whereby upon a reverse split of the outstanding common stock, the conversion value of the Series A Preferred Stock shall not be proportionately decreased.
     The Registrant’s new CUSIP number for its common stock is 45844V 20 5. Effective at the open of the market on October 13, 2006, the new trading symbol on the Pink Sheets for the common stock will be “ICGM”.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation to effect 100:1 reverse stock split.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCHANGE MEDICAL, INC.
Date: October 10, 2006	/s/ Ahmad Moradi, Ph.D.
President and Chief Executive Officer

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